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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION

[40. 501] Information Required in Information Statement.

Reg. Section 240.14c-101.

                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of Securities and Exchange Act of 1934 (Amendment No. __)




Check the appropriate box:

[ ] Preliminary information statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive information statement

                         IXIS ADVISOR FUNDS TRUST I
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              (Name of Registrant as Specified in Its Charter)

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                          IXIS ADVISOR FUNDS TRUST I
                                 (the "Trust")
                              399 Boylston Street
                               Boston, MA 02116

                        IXIS U.S. Diversified Portfolio
                               (the "Portfolio")

                    INFORMATION STATEMENT November 2, 2006

The Board of Trustees of IXIS Advisor Funds Trust I (the "Trustees") are distributing this Information Statement in connection with the approval of a new sub-advisory agreement for the Portfolio, dated October 2, 2006 (the "New Sub-Advisory Agreement"), by and among the Trust, on behalf of the Portfolio, IXIS Asset Management Advisors, L.P. ("IXIS Advisors") and BlackRock Investment Management, LLC ("BlackRock Investment Management"). This Information Statement is intended to explain why the sub-advisory agreement in effect for the segment of the Portfolio, managed by Fund Asset Management, L.P., doing business as Mercury Advisors ("Mercury"), prior to October 2, 2006 (the "Previous Sub-Advisory Agreement") terminated and why the Trust's Board of Trustees approved the New Sub-Advisory Agreement. This Information Statement also describes generally the terms of the New Sub-Advisory Agreement. As explained in this Information Statement, the New Sub-Advisory Agreement is substantially similar to the Previous Sub-Advisory Agreement. The Trustees are distributing this Information Statement on or about November 2, 2006 to the shareholders of record as of October 4, 2006.

The Portfolio is providing this Information Statement solely for your information as required by an exemptive order issued by the Securities and Exchange Commission (the "SEC"), as described herein. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts.

PART I contains information relating to the New Sub-Advisory Agreement, the Previous Sub-Advisory Agreement and the Advisory Agreement (as defined below).

PART II contains information about the Trust, IXIS Advisors, BlackRock Investment Management, and certain brokerage and other miscellaneous matters.

I.      NEW SUB-ADVISORY AGREEMENT

The Portfolio is a multi-manager fund, which means that its portfolio is divided into multiple segments, each managed by different money management firms as sub-advisers to IXIS Advisors, which serves as the adviser to the Portfolio. The Portfolio is divided into four segments. A money management firm may serve as a sub-adviser to more than one segment. The segment of the Portfolio that was managed by Mercury under the Previous Sub-Advisory Agreement and that is currently managed by BlackRock Investment Management under the New Sub-Advisory Agreement is referred to herein as the "Segment."

The Trustees have approved the New Sub-Advisory Agreement, which is substantially similar to the Previous Sub-Advisory Agreement, except as described below under "New Sub-Advisory Arrangement for the Segment." The New Sub-Advisory Agreement has not affected the aggregate management fees paid by the Portfolio.

In general, a mutual fund cannot enter into a new advisory agreement, including a sub-advisory agreement such as the New Sub-Advisory Agreement, unless the shareholders of that mutual fund vote to approve that agreement. The Portfolio, however, has entered into the New Sub-Advisory Agreement without shareholder action pursuant to an exemptive order issued by the SEC (the "Exemptive Order"). The Exemptive Order allows the Trustees to approve sub-advisory agreements among the Portfolio, IXIS Advisors and a sub-adviser (such as BlackRock Investment Management) that is not otherwise affiliated with IXIS Advisors or the Portfolio without any action by the shareholders of the Portfolio if certain conditions are met. Among other things, the Exemptive Order requires that the Portfolio provide to its shareholders an information statement (such as this Information Statement) within 90 days after the hiring of any new sub-adviser.

Description of the Advisory Agreement

IXIS Advisors acts as the Portfolio's adviser pursuant to an advisory agreement dated October 30, 2000 (the "Advisory Agreement"), as amended on July 1, 2005. The Trustees of the Trust approved the Advisory Agreement at a meeting held on August 25, 2000 and last approved the continuance of the Advisory Agreement at a meeting held on May 19, 2006. The Advisory Agreement was last approved by the Portfolio's shareholders on October 13, 2000. The purpose of submission of the Advisory Agreement to shareholders at such time was to approve the Advisory Agreement upon a change in control of the Portfolio's adviser. Under the Advisory Agreement, IXIS Advisors has overall advisory and administrative responsibility with respect to the Portfolio. The Advisory Agreement also provides that IXIS Advisors will, subject to IXIS Advisors' right to delegate such responsibilities to other parties, provide to the Portfolio both
(1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Portfolio, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Portfolio for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services).

Under the Advisory Agreement, the annual management fee rate payable by the Portfolio to IXIS Advisors is 0.90% of the first $1 billion of the average daily net assets of the Portfolio and 0.80% over $1 billion of such assets (or such lesser amount as IXIS Advisors may from time to time agree to receive) minus any fees payable by the Portfolio directly to its sub-advisers. For the fiscal year ended December 31, 2005, the Portfolio paid IXIS Advisors aggregate advisory fees of $6,299,035. Of this amount, the management fee paid to IXIS Advisors for its services to the Portfolio under the Advisory Agreement was $3,007,791. The remainder of the aggregate advisory fee, $3,291,244, was paid directly to the Portfolio's sub-advisers.

Previous Sub-Advisory Arrangement for the Segment

IXIS Advisors has delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Portfolio to different sub-advisers, with each sub-adviser managing one or more different segments of the Portfolio. Until September 29, 2006, IXIS Advisors delegated its responsibility for managing the

                                      2

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assets of the Segment to Mercury pursuant to the Previous Sub-Advisory
Agreement. The Trustees approved the Previous Sub-Advisory Agreement at a meeting held on August 31, 2001. The Board last approved the continuance of the Previous Sub-Advisory Agreement at a meeting held on May 19, 2006. Under the terms of the Previous Sub-Advisory Agreement, Mercury was authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with IXIS Advisors. Mercury was also required to report periodically to IXIS Advisors and the Trustees.

The Previous Sub-Advisory Agreement provided for sub-advisory fees payable to Mercury at an annual rate of 0.45% of the first $250 million of the Segment's average daily net assets and 0.40% of such assets in excess of $250 million.

For the fiscal year ended December 31, 2005, the sub-advisory fees paid to Mercury for its services to the Portfolio under the Previous Sub-Advisory Agreement were $641,690.

New Sub-Advisory Arrangement for the Segment

On September 29, 2006, BlackRock, Inc., and Merrill Lynch & Co., Inc. ("Merrill Lynch") consummated a transaction (the "Transaction"), combining Merrill Lynch Investment Managers, L.P. and certain affiliates (including Fund Asset Management, L.P. which conducted certain businesses under the name "Mercury Advisors") with BlackRock, Inc. to create a new asset management company that is one of the world's largest asset management firms with over $1 trillion in assets under management and that offers a full range of equity, fixed income, cash management and alternative investment products. The combined company has over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. As a result of that transaction, Merrill Lynch, a financial services holding company owns, approximately 49% of BlackRock, Inc., The PNC Financial Services Group, Inc. ("PNC") owns approximately 34%, and approximately 17% is held by employees and public shareholders. Merrill Lynch and PNC may be deemed to control BlackRock, Inc.

The Transaction resulted in an "assignment" of the Previous Sub-Advisory Agreement. Under the terms of the Previous Sub-Advisory Agreement and the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"), an assignment of an investment advisory agreement results in the termination of such agreement.

After analyzing the transaction and impact on the Portfolio, IXIS Advisors recommended to the Trustees the appointment of BlackRock Investment Management to assume responsibility for the day-to-day management of the Segment, effective October 2, 2006. Thus, upon the recommendation of IXIS Advisors and after considering a variety of factors (as described below under "Consideration of New Sub-Advisory Agreement by the Trustees"), the Trustees voted on September 15, 2006 to approve the New Sub-Advisory Agreement effective upon the closing of the Transaction. A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement.

The terms of the New Sub-Advisory Agreement are substantially similar to those of the Previous Sub-Advisory Agreement, except that (a) all references to Mercury and Fund Asset Management, L.P. in the Previous Sub-Advisory Agreement have been changed to BlackRock Investment Management, LLC in the New Sub-Advisory Agreement, and (b) the date of the New Sub-Advisory Agreement is different.

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The fee rate payable to Mercury under the Previous Sub-Advisory Agreement is the same as the fee rate payable to BlackRock Investment Management under the New Sub-Advisory Agreement. The table below sets forth the sub-advisory fee rate payable to Mercury under the Previous Sub-Advisory Agreement and the sub-advisory fee rate payable to BlackRock Investment Management under the New Sub-Advisory Agreement.

   Sub-Advisory Fee Rate Payable to Mercury                        Sub-Advisory Fee Rate Payable to BlackRock Investment
  under the Previous Sub-Advisory Agreement                        Management under the New Sub-Advisory Agreement
(as a percentage of the average daily net assets of the Segment)   (as a percentage of the average daily net assets of the Segment )
----------------------------------------------------------------         -----------------------------------------------------------
0.45%.........   Of the first $250 million                         0.45%           Of the first $250 million
0.40%.........   Of such assets in excess of $250 million          0.40%           Of such assets in excess of $250 million

Consideration of New Sub-Advisory Agreement by the Trustees

At a meeting held on September 15, 2006, the Trustees, including the Independent Trustees, approved the New Sub-Advisory Agreement. In considering this action, the Trustees noted that in connection with their annual review of the Portfolio's advisory arrangements (the "Annual Review"), on May 19, 2006 they had approved the Previous Sub-Advisory Agreement (which, as discussed above, is substantially similar to the New Sub-Advisory Agreement) for another one-year term commencing July 1, 2006. In connection with the Annual Review, the Trustees considered a wide range of information of the type they regularly consider when determining whether to continue a fund's sub-advisory agreement as in effect from year to year. In approving the New Sub-Advisory Agreement, the Trustees considered the information provided and the factors considered in connection with the Annual Review as well as such new information (for example, information about the Transaction) as they considered appropriate. In considering whether to approve the New Sub-Advisory Agreement, the Trustees noted that IXIS Advisors, the entity that serves as the Portfolio's investment adviser under a "manager of managers" structure, was recommending the approval of the New Sub-Advisory Agreement as in the best interest of the Portfolio. They also considered information provided by IXIS Advisors and by BlackRock Investment Management. In considering whether to approve the New Sub-Advisory Agreement, the Board of Trustees, including the Independent Trustees, did not identify any single factor as determinative. Matters considered by the Trustees, including the Independent Trustees, in connection with their approval of the New Sub-Advisory Agreement included the following:

The nature, extent and quality of the services to be provided to the Portfolio under the New Sub-Advisory Agreement. The Trustees considered the nature, extent and quality of the services BlackRock Investment Management is believed to be capable of providing to the Portfolio and the resources expected to be dedicated to the Portfolio by BlackRock Investment Management. The Trustees were presented with extensive information regarding the experience, capabilities and investment management process and philosophy of BlackRock Investment Management's predecessor firms. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the New Sub-Advisory Agreement, that the nature, extent and quality of services expected to be provided supported the approval of the New Sub-Advisory Agreement.

Investment performance of the Portfolio and the Segment. In connection with the Annual Review, the Trustees received information about the performance of the Portfolio over various time periods, including information which compared the performance of the Portfolio to the performance of a peer group of funds and the Portfolio's performance benchmark. The Trustees had also reviewed data prepared by an independent third party which analyzed the performance of the Portfolio using a variety of performance metrics, including metrics which also measured performance of the Portfolio on a risk adjusted basis. In addition, the Trustees reviewed more recent performance information in connection with their approval of the New Sub-Advisory Agreement. The Trustees also noted that Thomas Burke, the current portfolio manager of the Segment, would continue as portfolio manager of the Segment under the New Sub-Advisory Agreement. The Trustees also considered the resources that would continue to be available to support the portfolio management team and its management of the Segment after the Transaction.

After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the New Sub-Advisory Agreement, that the performance of the Portfolio and the Segment supported the approval of the New Sub-Advisory Agreement.

The costs of the services to be provided and profits to be realized by BlackRock Investment Management from its relationship with the Portfolio. In connection with the Annual Review, the Trustees considered the fees charged to the Portfolio for advisory services as well as the total expense level of the Portfolio.

This information included comparisons of the Portfolio's advisory fee and total expense level to those of its peer group of mutual funds and information about the advisory and sub-advisory fees charged by BlackRock Investment Management and Mercury to comparable accounts. In considering the fees charged to comparable accounts, the Trustees considered, among other things, management's representations about the differences between managing mutual funds as compared to other types of accounts, including the additional resources required to effectively manage mutual fund assets. The Trustees also noted that the sub-advisory fee payable to BlackRock Investment Management is the same as that paid to Mercury under the Previous Sub-Advisory Agreement for the Segment of the Portfolio and that no fees to be charged to the Portfolio would change as a result of retaining BlackRock Investment Management as sub-adviser. The Trustees also took into account the demands, complexity and quality of the investment management of the Segment. They noted that in connection with the Annual Review they had concluded that the costs of the services to be provided supported the renewal of the Previous Sub-Advisory Agreement, and that the Transaction was not expected to result in any change to the sub-advisory fees paid for management of the Segment, the advisory fees paid by the Portfolio or the Portfolio's total expense ratio.

The Trustees noted that, in view of the fact that BlackRock Investment Management had not yet begun providing services to the Portfolio, no historical information was available relating to the profitability to BlackRock Investment Management of its relationship to the Portfolio.

After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the New Sub-Advisory Agreement that the sub-advisory fees charged to the Portfolio for management of the Segment were fair and reasonable, and that the costs of these services generally supported the approval of the New Sub-Advisory Agreement.

Economies of Scale. The Trustees considered the existence of any economies of scale in the provision of services by BlackRock Investment Management and whether those economies will be shared with the Portfolio through "breakpoints" in its investment sub-advisory fee (lower fee rates applicable to assets in excess of certain threshold levels) or other means, such as expense waivers. The Trustees noted that the New Sub-Advisory Agreement and the Portfolio's advisory agreement with IXIS Advisors each included breakpoints. The Trustees noted that these breakpoints would not change as a result of the Transaction.

After reviewing these and related factors, the Trustees considered, within the context of their overall conclusions regarding the New Sub-Advisory Agreement, that the extent to which economies of scale will be shared with the Portfolio supported the approval of the New Sub-Advisory Agreement.

In addition to considering the factors discussed above, the Trustees gave particular consideration to the matters relating to the Transaction, including representations from representatives of IXIS Advisors that the Transaction is not expected to result in a change in the personnel or operations of the portfolio management team for the Segment or in any changes in the investment approach or style of management of the Segment.

The Trustees also considered other factors, either in connection with the Annual Review or with their approval of the New Sub-Advisory Agreements. These factors included but were not limited to the following:

  . whether the Portfolio has operated in accordance with its investment objective and the Portfolio's record of compliance with investment restrictions, and the compliance programs of the Portfolio and BlackRock Investment Management.

  . so-called "fallout benefits" to BlackRock Investment Management, such as research that may be made available to BlackRock Investment Management by reason of brokerage commissions generated by the Segment's securities transactions.

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

The Trustees considered the possible conflicts of interest associated with these fallout and other benefits, and the reporting, disclosure and other processes in place to disclose and monitor such possible conflicts of interest.

Based on their evaluation of all factors that they deemed to be material, including those factors described above, the Trustees, including the Independent Trustees, concluded that the sub-advisory agreement with BlackRock Investment Management should be approved for an initial two-year term.

Description of the New Sub-Advisory Agreement

A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement as set forth in Appendix A.

The New Sub-Advisory Agreement, which took effect on October 2, 2006, requires BlackRock Investment Management to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of IXIS Advisors. Under the terms of the New Sub-Advisory Agreement, BlackRock Investment Management is authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with IXIS Advisors. BlackRock Investment Management is required to report periodically to IXIS Advisors and the Trustees. The New Sub-Advisory Agreement provides that the Portfolio shall compensate BlackRock Investment Management at the annual rate of 0.45% of the first $250 million of the Segment's average daily net assets and 0.40% of such assets in excess of $250 million. As of September 29, 2006, the net assets of the Segment were approximately $117,600,000.

The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the Investment Company Act, of the Trust, IXIS Advisors or BlackRock Investment Management ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by IXIS Advisors and BlackRock Investment Management and, if required by law, by vote of a majority of the outstanding voting securities of the Portfolio and by a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' written notice, or by BlackRock Investment Management or IXIS Advisors upon ninety days' written notice, and will terminate automatically in the event of its "assignment," as defined in the Investment Company Act or upon termination of the Advisory Agreement. The New Sub-Advisory Agreement is non-exclusive with respect to BlackRock Investment Management's services, which means that BlackRock Investment Management can serve as an adviser to other mutual funds and investment accounts.

The New Sub-Advisory Agreement provides that BlackRock Investment Management shall not be liable to the Trust, the Portfolio, its shareholders or IXIS Advisors in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Fees Paid Under the Previous and New Sub-Advisory Agreements

Because the fee rates are the same under both the Previous Sub-Advisory Agreement and the New Sub-Advisory Agreement, BlackRock Investment Management would have received the same amount as Mercury did under the Previous Sub-Advisory Agreement, as described above, had the New Sub-Advisory Agreement been in effect during 2005. In addition, the aggregate management fees paid by the Portfolio will not be affected by the change in sub-advisers.

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

II.     OTHER INFORMATION

Information About the Trust

IXIS Advisor Funds Trust I is registered with the SEC as an open-end management investment company and is organized as a Massachusetts business trust under the laws of Massachusetts pursuant to a Declaration of Trust dated June 7, 1985, as amended. Each series of the Trust is diversified. The name of the Trust has changed several times since its organization as noted below:

 Trust Name                                       Date
 ----------                                       ----
 The New England Life Government Securities Trust June 1985 to August 1986
 The New England Funds                            September 1986 to March 1994
 New England Funds Trust I                        April 1994 to December 2000
 Nvest Funds Trust I                              January 2001 to April 2001
 CDC Nvest Funds Trust I                          May 2001 to April 2005
 IXIS Advisor Funds Trust I                       May 2005 to present

IXIS Advisor Funds Trust I has eight (8) separate portfolios: CGM Advisor Targeted Equity Fund, Hansberger International Fund, IXIS Income Diversified Portfolio, IXIS U.S. Diversified Portfolio, IXIS Value Fund, Loomis Sayles Core Plus Bond Fund, Vaughan Nelson Small Cap Value Fund and Westpeak Capital Growth Fund. The Portfolio commenced operations on July 7, 1994. Prior to May 1, 2005, the name of the Portfolio was "CDC Nvest Star Advisers Fund."

Information About IXIS Advisors

IXIS Asset Management Advisors, L.P., formed in 1995, is a limited partnership whose sole general partner, IXIS Asset Management Distribution Corporation ("IXIS Distribution Corporation"), is a wholly-owned subsidiary of IXIS Asset Management Holdings, LLC, which in turn is a wholly-owned subsidiary of IXIS Asset Management US Group, L.P. ("IXIS Asset Management US Group"). IXIS Distribution Corporation is also the sole general partner of IXIS Asset Management Distributors, L.P. ("IXIS Distributors"), the Portfolio's principal underwriter. IXIS Asset Management US Group owns the entire limited partnership interest in each of IXIS Advisors and IXIS Distributors. The address of IXIS Advisors and IXIS Distributors is 399 Boylston Street, Boston, Massachusetts 02116.

IXIS Asset Management US Group is part of an international asset management group based in Paris, France. IXIS Asset Management US Group is ultimately owned principally, directly or indirectly, by three large affiliated French financial services entities: the Caisse Nationale des Caisses d'Epargne, a financial institution owned by CDC (as defined below) and by French regional savings banks known as the Caisses d'Epargne; the Caisse des Depots et Consignations ("CDC"), a public sector financial institution created by the French government in 1816; and CNP Assurances, a large French life insurance company. The registered address of CNP Assurances is 4, place Raoul Dautry, 75015 Paris, France. The registered address of Caisse Nationale des Caisses d'Epargne is 5, rue Masseran, 75007 Paris, France. The registered office of CDC is 56, rue de Lille, 75007 Paris, France.

Information About BlackRock Investment Management

BlackRock Investment Management, is an indirect wholly-owned subsidiary of BlackRock, Inc. On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. whereby Merrill Lynch & Co., Inc.'s investment management business combined with that of BlackRock, Inc. to create a new independent company that is one of the world's largest asset management firms with over $1 trillion in assets under management and that offers a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. The combined company has over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The principal executive officer of BlackRock Investment Management is Laurence D. Fink, whose principal occupation is Chairman and Chief Executive Officer of BlackRock, Inc. The principal address of BlackRock Investment Management is P.O. Box 9011, Princeton, New Jersey 08536-9011. The address of BlackRock, Inc. is 40 East 52/nd/ Street, New York, New York 10022-5911.

BlackRock Investment Management advises or sub-advises mutual funds that have investment objectives similar to that of the Portfolio. BlackRock Investment Management receives compensation at the annual fee rates set forth in the table below. The table also sets forth the net assets of these funds as of December 31, 2005:

                                          Approximate
                                          Net Assets    Annual Advisory/Sub-Advisory Fee Rate
Fund                                     (in millions) (as a percentage of average net assets)
----                                     ------------- ---------------------------------------
BlackRock Fundamental Growth Fund, Inc.* 5,295,500,000   0.48% on first $1 billion
                                                         0.47% on $1 billion to $1.5 billion
                                                         0.44% on $1.5 billion to $5 billion
                                                         0.43% on $5 billion to $7.5 billion
                                                         0.41% on over $7.5 billion
BlackRock Fundamental Growth V.I. Fund*.   177,900,000   0.48%
BlackRock Legacy Fund...................   275,800,000   0.65%

--------
*BlackRock Investment Management is the sub-adviser to BlackRock Fundamental Growth Fund, Inc. and BlackRock Fundamental Growth V.I. Fund. Pursuant to sub-advisory agreements with BlackRock Advisors, LLC, the investment adviser to each fund, BlackRock Investment Management receives a fee equal to 74% of the advisory fee paid by each fund to BlackRock Advisors, LLC.

Other Sub-Advisers

As described above, the Portfolio is divided into four segments, one of which is managed by BlackRock Investment Management. Another segment is managed by Harris Associates L.P., Two North LaSalle Street, Chicago, Illinois 60602, and the remaining two segments are managed by Loomis, Sayles & Company, L.P., One Financial Center, Boston, Massachusetts 02111.

Please see the prospectus and statement of additional information of the Portfolio for more information on these sub-advisers.

Portfolio Transactions and Brokerage

BlackRock Investment Management places all orders for purchases and sales of securities for the Segment of the Portfolio.

BlackRock Investment Management, in effecting purchases and sales of securities for the account of the Segment, will seek best execution of orders. BlackRock Investment Management may be permitted to pay higher brokerage commissions for research services as described below. Consistent with this policy, orders for transactions are placed with broker-dealer firms giving consideration to the quality, quantity and nature of each firm's professional services, which include execution, financial responsibility, responsiveness, clearance procedures, wire service quotations and statistical and other research information provided to the Segment of the Portfolio and BlackRock Investment Management. Subject to seeking best execution of an order, brokerage is allocated on the basis of all services provided. Any research benefits derived are available for all clients of BlackRock Investment Management. When it can be done consistently with the policy of obtaining the most favorable net results, BlackRock Investment Management may place orders with firms that provide market, statistical and other research information to BlackRock Investment Management, although BlackRock Investment Management is not authorized to pay higher commissions to firms that provide such services, except as described below.

BlackRock Investment Management may in certain instances be permitted to pay higher brokerage commissions for receipt of market, statistical and other research services as defined in Section 28(e) of the Securities Exchange

Act of 1934 and interpretations thereunder. Such services may include among other things: economic, industry or company research reports or investment recommendations; computerized databases; quotation and execution equipment and software; and research or analytical computer software and services. Where products or services have a "mixed use," a good faith effort is made to make a reasonable allocation of the cost of products or services in accordance with the anticipated research and non-research uses and the cost attributable to non-research use is paid by BlackRock Investment Management in cash. Subject to
Section 28(e), the Segment could pay a firm that provides research services commissions for effecting a securities transaction for the Segment in excess of the amount other firms would have charged for the transaction if BlackRock Investment Management determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing firm viewed in terms either of a particular transaction or BlackRock Investment Management's overall responsibilities to the Segment and its other clients. Not all of such research services may be useful or of value in advising the Segment. The sub-advisory fees paid to BlackRock Investment Management are not reduced because these research services are received.

For the fiscal year ended December 31, 2005, brokerage commissions paid to affiliated broker/dealers by the Portfolio was $10,703. This amount represented 1.03% of the overall brokerage commissions of the Portfolio.

Certain Payments to Affiliates

In addition to advisory fees payable to IXIS Advisors, IXIS Advisors is also compensated for serving as Administrator of the Portfolio. For the fiscal year ended December 31, 2005, these payments to IXIS Advisors amounted to $420,015. In addition, the Portfolio compensates IXIS Distributors for providing various services to the Portfolio. For the fiscal year ended December 31, 2005, these payments to IXIS Distributors amounted to $953,408 for service (Rule 12b-1) fees for Class A shares, $1,913,770 for service and distribution (Rule 12b-1) fees for Class B shares and $515,322 for service and distribution (Rule 12b-1) fees for Class C shares. In addition, for the fiscal year ended December 31, 2005, IXIS Distributors received $661,226 in sales charges (including contingent deferred sales charges on Class C shares) from the Portfolio shareholders. These arrangements are not affected in any way by the New Sub-Advisory Agreement.

Certain Trustees and Officers of the Trust

No Trustees or Officers have any substantial interest, direct or indirect, by security holdings or otherwise, in the change of sub-adviser for the Segment of the Portfolio.

Outstanding Shares and Significant Shareholders

The number of shares of beneficial interest of each class of the Portfolio issued and outstanding as of October 4, 2006 were approximately 17,684,338 for Class A, 7,812,472 for Class B, 2,375,051 for Class C and 870,492 for Class Y. The total number of shares of beneficial interest of the Portfolio issued and outstanding as of October 4, 2006 was approximately 28,742,353.

As of October 4, 2006, the following persons owned more than 5% of the outstanding shares of the noted class of shares of the Portfolio beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934):

                                                                                       Percentage
                                                                                           of
                                                                             Shares    Outstanding
                                           Name and Address of            Beneficially  Shares of
IXIS U.S. Diversified Portfolio             Beneficial Owner                 Owned     Class Owned
------------------------------- ----------------------------------------- ------------ -----------
               Class C          Merrill Lynch Pierce Fenner & Smith, Inc.   298,118       12.55%
                                for the sole benefit of its customers
                                4800 Deer Lake Drive East -- 2ND FL
                                Jacksonville, FL 32246-6484

                                                                            Percentage
                                                                                of
                                                                  Shares    Outstanding
                                     Name and Address of       Beneficially  Shares of
IXIS U.S. Diversified Portfolio       Beneficial Owner            Owned     Class Owned
------------------------------- ------------------------------ ------------ -----------
               Class Y          New England Mutual Life Ins Co   566,368       65.06%
                                Separate Investment Accounting
                                501 Boylston Street Ste 6
                                Boston, MA 02116-3769

                                New England Mutual Life Ins Co   233,260       26.80%
                                State Street -- Kansas City
                                801 Pennsylvania Ave
                                Kansas City, MO 64105-1307

                                MET Life Insurance Company        68,706        7.89%
                                2 Montgomery Street FL 3
                                Jersey City, NJ 07302-3802

As of October 4, 2006, the officers and Trustees as a group owned less than 1% of the outstanding shares of any class of shares of the Portfolio.

Shareholder Proposals at Future Meetings of Shareholders

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

Delivery to Shareholders Sharing an Address

The Trustees are delivering one Information Statement to multiple shareholders sharing an address unless the Trust or IXIS Distributors has received contrary instructions from one or more of such shareholders. Upon written or oral request, IXIS Distributors shall deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was previously delivered. To find out how to request a separate copy of this Information Statement or any future annual report or information statement or to request delivery of a single copy of annual reports or information statements if they are receiving multiple copies of such documents, shareholders sharing an address with other shareholders may contact IXIS Distributors in writing at 399 Boylston Street, Boston, Massachusetts 02116 or by calling 800-225-5478.

Portfolio's Annual and Semiannual Reports

The Portfolio has previously sent its most recent Annual Report and Semiannual Report to its shareholders. You can obtain a copy of these reports without charge by writing to IXIS Distributors at 399 Boylston Street, Boston, Massachusetts 02116 or by calling 800-225-5478 or by logging onto www.ixisadvisorfunds.com.

   WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                                                                     Appendix A

                        IXIS U.S. DIVERSIFIED PORTFOLIO

                            Sub-Advisory Agreement
                    (BlackRock Investment Management, LLC)

   Sub-Advisory Agreement (this "Agreement") entered into as of the 2nd day of October, 2006 by and among IXIS Advisor Funds Trust I, a Massachusetts business trust (the "Trust"), with respect to its IXIS U.S. Diversified Portfolio series (the "Series"), IXIS Asset Management Advisors, L.P., a Delaware limited partnership (the "Manager"), and BlackRock Investment Management, LLC, a Delaware limited liability company (the "Sub-Adviser").

   WHEREAS, the Manager has entered into an Advisory Agreement dated
October 30, 2000 (the "Advisory Agreement") with the Trust, relating to the provision of portfolio management and administrative services to the Series;

   WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

   WHEREAS, the Manager and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:

   1. Sub-Advisory Services.

      a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of such portion of the assets of the Series as the Manager may from time to time allocate to the Sub-Adviser for management (the "Segment"), and the Sub-Adviser shall have the authority on behalf of the Series to vote and shall vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Segment from time to time invests. The Sub-Adviser shall manage the Segment in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code as amended (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder. For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Segment as though the Segment constituted the entire Series, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Series, other than the Segment, with the Policies, or for the compliance of the Series, taken as a whole, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Segment may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a; however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Segment as the Manager shall determine are necessary in order for the Series to comply with the Policies.

      b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Segment in such form as may be mutually agreed upon, and agrees to review the Segment and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Segment to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

      c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

   2. Obligations of the Manager.

      a. The Manager shall provide (or cause the Series' Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Segment, cash requirements and cash available for investment in the Segment, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

      b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series, and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

   3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Segment shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

   4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name "BlackRock Investment Management, LLC" and that all use of any designation consisting in whole or part of "BlackRock Investment Management, LLC" under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any such designation as soon as reasonably practicable.

   5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the

Manager or the Trust including, without limitation, (a) interest and taxes,
(b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

   6. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Segment with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Segment may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Segment at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Segment.

   To the extent permitted by applicable law, and in all instances subject to the foregoing policy of best execution, the Sub-Adviser may allocate brokerage transactions to broker-dealers (including affiliates of IXIS Asset Management Distributors, L.P.) that have entered into arrangements in which the broker-dealer allocates a portion of the commissions paid by a fund toward the reduction of that fund's expenses, subject to the policy of best execution.

   The Manager agrees that, subject to its fiduciary duties to the Series arising from its position as Manager of the Series, the Manager shall not dictate brokerage allocation or selection decisions or investment decisions to or for the Series, either directly or pursuant to directions given to the Sub-Adviser by the Manager; provided, however, that nothing in this paragraph shall prohibit officers of the Trust (who may also be officers or employees of the Manager) from exercising authority conferred upon them as officers of the Trust by the Board of Trustees of the Trust.

   7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of 0.45% of the first $250 million of the Segment's average daily net assets and 0.40% of such assets in excess of $250 million. Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

   8. Non-Exclusivity. The Manager and the Trust on behalf of the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Trust recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

   9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser with respect to the Segment under this Agreement.

   Without limiting the foregoing, it is expressly understood and agreed that the Manager and the Series shall hold harmless and indemnify the Indemnified Parties for any loss arising out of any act or omission of any other sub-adviser to the Series, or any loss arising out of the failure of the Series to comply with the Policies, except for losses arising out of the Sub-Adviser's failure to comply with the Policies with respect to the Segment.

   The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Series or the Segment or that the Series or the Segment will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

   10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

      a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually
   (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

      b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

      c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

      d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

   Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

   11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

   12. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

   13. General.

      a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

      b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

      c. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

      d. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

IXIS ASSET MANAGEMENT ADVISORS,
L.P.
By IXIS Asset Management
Distribution Corporation, its
general partner

By:
       --------------------------
Name:  John T. Hailer
Title: President

BLACKROCK INVESTMENT MANAGEMENT,
  LLC

By:
       --------------------------
Name:  Donald C. Burke
Title: Managing Director

IXIS ADVISOR FUNDS TRUST I,
on behalf of its IXIS U.S.
Diversified Portfolio series

By:
       --------------------------
Name:  John T. Hailer
Title: President

                                    NOTICE

   A copy of the Agreement and Declaration of Trust establishing IXIS Advisor Funds Trust I (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's IXIS U.S. Diversified Portfolio series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.